CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 12, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A 33-44004 and 811-6474) of Dreyfus Growth and Income Fund, Inc.






                                         ERNST & YOUNG LLP


 New York, New York
 February 26, 2004